Exhibit 6.1

SUBSCRIPTION AGREEMENT

To:	Rainbow Realty Group II LLC
60 Cutter Mill Road
Suite 303
Great Neck, NY 11201
Attn: S. Kyle Shenfeld

The undersigned ("Subscriber") hereby subscribes for the number of Interests set forth on page B-5 hereof of membership interests (the "Interests") in Rainbow Realty Group II LLC, a Delaware limited liability company (the "Company"), and agrees to pay $50,000 per Interest, and any other amounts as may be due and owing, in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company (the "LLC Agreement").

I understand that:

1.          The managing member of the Company, Rainbow MJ Advisors II LLC, a Delaware limited liability company (the "Managing Member"), at any time prior to termination of the offering, shall have the right, in its sole discretion, to accept or reject this subscription, in whole or in part. The Managing Member will notify me whether this subscription is accepted or rejected, in whole or in part, or whether fewer Interests than I have subscribed for have been allocated to me. In the event (a) my subscription is rejected in its entirety, or (b) the offering is terminated, my payment will be returned to me with no interest or deduction, and all of my obligations hereunder shall terminate. If an allocation of fewer Interests than I have subscribed for is made to me, a pro- rata portion of my payment will be returned to me, without interest.

2.          The Interests have not been registered under the Securities Act of 1933, as amended, and must be held indefinitely by me unless they are subsequently registered or the Company has received an opinion of counsel that an exemption from such registration is available, and that the transfer of my Interests will not cause termination of, or adversely affect, the Company for federal income tax purposes. I understand that I have no right to require registration of the Interests.

3.          My right to transfer my Interests shall also be restricted as set forth in the LLC Agreement. Such restrictions include, but are not limited to, restrictions imposed by the Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" laws (including investment suitability standards). I recognize that I can make no voluntary transfer of my Interests without the prior written approval of the Managing Member. I also recognize that it is not anticipated that there will be a market for Interests in the Company and, as a result, I may be unable to sell or dispose of my interest in the Company.

4.          All material documents, records, and books pertaining to this investment have been made available to me and to my representatives, if any.

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I hereby represent, warrant and covenant to you that:

a.          I am a bona fide resident of the State set forth on the Member Signature Page for Subscription Agreement and LLC Agreement and that, if my principal residence is changed prior to my admission to the Company, I will notify promptly the Company of such change. Further, if my residence changes to another state, I understand that any offer to sell the Interests to me may be deemed rescinded and that I may no longer be entitled to purchase Interests pursuant to such offer.

b.          I am acquiring the Interests for my own account as principal for investment and not with a view to resale or distribution. This transaction has not been scrutinized by the Attorney General of the State of New York, or any other securities administrator of any State, as a full registration because of the Company's representations of the small number of persons solicited and the private aspects of this offering.

c.          My overall commitment to investments that are not readily marketable is not disproportionate to my net worth, and my investment in the Interests will not cause such overall commitment to become excessive.

d.          I have adequate means of providing for my current needs and personal contingencies, and I have no need for liquidity in my investment in the Interests.

e.          I recognize that an investment in the Company involves certain risks, and I have taken full cognizance of and understand all of the risk factors relating to the purchase of an Interest and I have consulted with legal, tax and financial advisors as I have deemed necessary or desirable in connection with my decision to invest in the Interests.

f.          All information which I have provided the Company concerning myself, my financial position and my knowledge of financial and business matters including, but not limited to, the information set forth in the Confidential Purchaser Questionnaire provided by me as well as the additional financial and other information provided to any third party verification service by me of my accredited investor status, is correct and complete as of the date hereof, and if there should be any changes in such information prior to my having been admitted to the Company, I will immediately provide the Company with such information.

g.          No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1933, as amended (a "Disqualification Event") is applicable to me, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iii) or (d)(3) of the Securities Act of 1933, as amended, is applicable.

I acknowledge that:

i.          I have received the Private Placement Memorandum which describes the offering, and the Company has made available to me the opportunity to ask questions of, and receive answers from, the Managing Member concerning the terms and conditions of the offering and to obtain any additional information, to the extent that the Managing Member possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to me;

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ii.          I understand that certain benefits are expected to be generated by the Company and that there is no assurance that I will realize even limited benefits; and

iii.          I understand that I may cancel this subscription by means of written notice received by the Managing Member, c/o Rainbow Realty Group LLC, 60 Cutter Mill Road, Suite 303, Great Neck, NY 11201, Attn: S. Kyle Shenfeld at any time before the Managing Member of the Company has accepted it. Upon acceptance by the Managing Member, my subscription will become irrevocable.

I agree that:

A.          Any certificates evidencing the Interests may contain a restrictive legend in substantially the following form: "The membership interest represented by this certificate was acquired for investment only and not for resale. It has not been registered under the Securities Act of 1933, as amended, or under any state securities law. This interest may not be sold, transferred, pledged or hypothecated unless first registered under such laws, or unless the Company has received an opinion of counsel satisfactory to it that registration under such laws is not required."

B.          I ratify, adopt, accept and agree to be bound by all the terms and provisions of the LLC Agreement and perform all obligations therein imposed upon a Member with respect to the Interests to be purchased.

C.          I hereby hold the Company, its Managing Member, and their controlling persons (as defined in the Securities Act of 1933, as amended) harmless from all expenses, liabilities and damages deriving from a disposition of the Interests in a manner in violation of the Securities Act of 1933, as amended, or of any applicable state securities law, or which may be suffered by any such person by reason of any breach of any of my representations contained herein.

D.          I shall furnish all credit and financial information reasonably requested by the Company or any third party verification service necessary to verify the above representations.

E.          The Managing Member may, at any time, amend the LLC Agreement to create a new series of limited liability company interests for offer and sale on a crowdfunding or other similar platform and I do hereby consent to and approve any such amendment that the Managing Member may, in its discretion, implement to provide for the creation and offer and sale of such new series of interests.

I hereby grant the following Power of Attorney:

I.          I hereby make, constitute and appoint the Managing Member my true and lawful attorney-in-fact for me and in my name, place and stead, to make, execute, sign, acknowledge, file for recording at the appropriate public offices and publish such documents as may be necessary to carry out the provisions of the LLC Agreement of the Company, including (i) the LLC Agreement, (ii) any certificate, and (iii) such other certificates or instruments as may be required by law, or are necessary to the conduct of the Company’s business. I shall execute and deliver to the Managing Member, within five (5) days after receipt of the Managing Member's written request therefor, such other and further powers of attorney and instruments as the Managing Member deems necessary to carry out the purpose of this Section.

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II.          The foregoing grant of authority is hereby declared to be irrevocable and a power coupled with an interest and shall not be affected by the death or disability of any member of the Company (“Member”) or the assignment by any Member of his, her or its interest in the Company; provided that in the event of such assignment, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the assignee is admitted to the Company as a substitute Member and all required documents and instruments have been duly executed, filed and recorded to effect each substitution.

III.          In the event of any conflict or inconsistency between the provisions of the LLC Agreement and any document executed, signed or acknowledged by the Managing Member or filed for recording or published pursuant to the power of attorney granted hereby, the LLC Agreement shall govern except to the extent such document specifically amends the LLC Agreement.

I have fully completed, signed and am delivering herewith one (1) executed Member Signature Page for Subscription Agreement and LLC Agreement, by which I agree to be bound by and comply with the terms and conditions of this Subscription Agreement and the LLC Agreement.

[SIGNATURE PAGE FOLLOW]

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SIGNATURE PAGE

For Rainbow Realty Group II LLC Subscription Agreement

RAINBOW REALTY GROUP II LLC

MEMBER SIGNATURE PAGE

FOR

SUBSCRIPTION AGREEMENT

AND

LLC AGREEMENT

$300,000.00

HNR RAINBOW I LLC

By:	/s/ Jesse G Prince
Name:	Jesse G Prince
Title:	Manager

Date:	July 6, 2022